Exhibit 99.1

News Release

Contact:	Investors: Cameron Hopewell - Managing Director, Investor Relations - (615) 263-3024 Financial Media: David Gutierrez, Dresner Corporate Services - (312) 780-7204

CORECIVIC REPORTS FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS

BRENTWOOD, Tenn. – February 9, 2022 – CoreCivic, Inc. (NYSE: CXW) (the Company) announced today its financial results for the fourth quarter and full year 2021.

Financial Highlights – Full Year 2021

•	Total revenue of $1.86 billion

•	CoreCivic Safety revenue of $1.69 billion

•	CoreCivic Community revenue of $99.4 million

•	CoreCivic Properties revenue of $68.9 million

•	Net loss attributable to common stockholders of $51.9 million

•	Net loss reflects $178.6 million of special items, including $114.2 million of income taxes associated with change in corporate tax structure reflected in the first quarter of 2021

•	Diluted net loss per share of $0.43

•	Adjusted diluted EPS of $1.04

•	Normalized FFO per diluted share of $1.85

•	Adjusted EBITDA of $402.0 million

Damon T. Hininger, CoreCivic’s President and Chief Executive Officer, said, “Our fourth quarter financial performance capped off another year of resilient cash flow generation amid the ongoing global pandemic. During 2021, we made great strides in enhancing our capital structure by revoking our REIT election, selling non-core assets which enabled us to accelerate our debt reduction strategy, accessed the debt capital markets, extended our debt maturities, and positioned our balance sheet to allow us to pursue attractive growth opportunities and return capital to shareholders. With the financial guidance we are providing today for the full year 2022, our capital allocation strategy remains on track.

Hininger continued, “We began 2022 on a positive note with the recent announcement of our new contract with the state of Arizona to care for up to 2,706 inmates at our La Palma Correctional Center, which is the largest contract awarded to the private sector by any state in over a decade. We look to continue this positive momentum as we pursue other market opportunities that may present themselves throughout the year.”

Financial Highlights – Fourth Quarter 2021

•	Total revenue of $472.1 million

•	CoreCivic Safety revenue of $432.8 million

•	CoreCivic Community revenue of $25.3 million

•	CoreCivic Properties revenue of $14.0 million

•	Net income attributable to common stockholders of $28.0 million

•	Diluted earnings per share of $0.23

•	Adjusted diluted EPS of $0.27

•	Normalized FFO per diluted share of $0.48

•	Adjusted EBITDA of $103.2 million

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

Fourth Quarter and Full Year 2021 Financial Results

Fourth Quarter 2021 Financial Results Compared With Fourth Quarter 2020

Net income attributable to common stockholders in the fourth quarter of 2021 totaled $28.0 million, or $0.23 per diluted share, compared with net loss attributable to common stockholders in the fourth quarter of 2020 of $26.8 million, or a net loss of $0.22 per diluted share. Adjusted for special items, net income in the fourth quarter of 2021 was $32.6 million, or $0.27 per diluted share (Adjusted Diluted EPS), compared with adjusted net income in the fourth quarter of 2020 of $48.8 million, or $0.40 per diluted share. Special items for each period are presented in detail in the calculation of Adjusted Diluted EPS in the Supplemental Financial Information following the financial statements presented herein. Financial results in 2021 reflect higher income tax expense following the revocation of our election to be taxed as a real estate investment trust (REIT) effective January 1, 2021. As a REIT, we were entitled to a deduction for dividends paid, which resulted in a significantly lower income tax expense in the prior year. The decline in per share amounts was also the result of property sales and refinancing transactions, both of which strengthened our balance sheet, as well as an increase in general and administrative (G&A) expenses.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $97.0 million in the fourth quarter of 2021, compared with $33.0 million in the fourth quarter of 2020. Adjusted EBITDA, which excludes special items, was $103.2 million in the fourth quarter of 2021, compared with $108.7 million in the fourth quarter of 2020. Adjusted EBITDA decreased from the prior year quarter due to the sale of 47 non-core real estate assets since the end of the third quarter of 2021, which generated $7.4 million in Adjusted EBITDA in the fourth quarter of 2020, and an increase in G&A expenses primarily resulting from lower incentive compensation in the prior year due to the onset of COVID-19.

Funds From Operations (FFO) was $54.7 million, or $0.45 per diluted share, in the fourth quarter of 2021, compared to $22.8 million, or $0.19 per diluted share, in the fourth quarter of 2020. Normalized FFO, which excludes special items, was $57.8 million, or $0.48 per diluted share, in the fourth quarter of 2021, compared with $76.3 million, or $0.63 per diluted share, in the fourth quarter of 2020. FFO and Normalized FFO were also impacted by our new corporate tax structure.

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to net income, the most directly comparable GAAP measure.

Fourth Quarter and Full Year 2021 Financial Results

Business Updates

New Contract with the State of Arizona at the La Palma Correctional Center. On January 10, 2022, we announced that we were awarded a new contract with the state of Arizona to care for up to 2,706 adult male inmates on behalf of the Arizona Department of Corrections, Rehabilitation & Reentry (ADCRR) at the Company’s 3,060-bed La Palma Correctional Center in Eloy, Arizona. The new management contract has an initial term of five years, with one extension option for up to five years thereafter upon mutual agreement. We are currently working with ADCRR on a ramp plan that is expected to begin late in the first quarter or early in the second quarter of 2022. The La Palma facility currently supports the mission of Immigration and Customs Enforcement (ICE) by caring for approximately 1,800 detainees. We are simultaneously working with ICE to coordinate the transition of their populations to other facilities, including at facilities where we have available capacity within the region. We expect the transition of populations from ICE detainees to inmates from the state of Arizona to result in the disruption of earnings and cash flows until the occupancy of inmates from the state of Arizona reaches stabilization. Upon full utilization of the new contract with the state of Arizona we expect to generate approximately $75 million to $85 million in annualized revenue at the La Palma facility.

2022 Financial Guidance

Based on current business conditions, the Company is providing the following financial guidance for the full year 2022:

Full Year 2022
➣ Diluted EPS	$0.72 to $0.86
➣ FFO per diluted share	$1.55 to $1.70
➣ EBITDA	$354.8 million to $370.0 million

Our 2022 guidance reflects a continuation of occupancy restrictions placed on our bed capacity by many of our government partners as a result of the ongoing COVID-19 pandemic, which could result in enhanced earnings when relieved. Our 2022 guidance also reflects the aforementioned transition of resident populations at our La Palma Correctional Center, and higher operating expenses due to above average wage inflation we expect to experience in 2022 as a result of the challenging labor market.

During 2022, we expect to invest approximately $75.8 million to $79.3 million in capital expenditures, consisting of approximately $33.8 million to $34.3 million in maintenance capital expenditures on real estate assets; $30.0 million to $32.0 million for capital expenditures on other assets and information technology and $12.0 million to $13.0 million for facility renovations.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the fourth quarter and full year 2021. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation and disclaim any duties to update any of the information disclosed in this report.

Fourth Quarter and Full Year 2021 Financial Results

Management may meet with investors from time to time during the first quarter of 2022. Written materials used in the investor presentations will also be available on our website beginning on or about February 21, 2022. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

Conference Call, Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on Thursday, February 10, 2022, which will be accessible through the Company’s website at www.corecivic.com under the “Events & Presentations” section of the “Investors” page. The live broadcast can also be accessed by dialing 877-614-0009 in the U.S. and Canada, including the confirmation passcode 8591205. An online replay of the call will be archived on our website promptly following the conference call. In addition, there will be a telephonic replay available beginning at 1:15 p.m. central time (2:15 p.m. eastern time) on February 10, 2022, through 1:15 p.m. central time (2:15 p.m. eastern time) on February 18, 2022. To access the telephonic replay, dial 888-203-1112 in the U.S. and Canada. International callers may dial +1 719-457-0820 and enter passcode 8591205.

About CoreCivic

CoreCivic is a diversified government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. CoreCivic provides a broad range of solutions to government partners that serve the public good through corrections and detention management, a network of residential reentry centers to help address America’s recidivism crisis, and government real estate solutions. CoreCivic is the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and believes it is the largest private owner of real estate used by government agencies in the U.S. CoreCivic has been a flexible and dependable partner for government for more than 35 years. CoreCivic’s employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) changes in government policy (including the United States Department of Justice, or DOJ, not renewing contracts as a result of President Biden’s Executive Order on Reforming Our Incarceration System to Eliminate the Use of Privately Operated Criminal Detention Facilities, or the Private Prison EO) (two agencies of the DOJ, the United States Federal Bureau of Prisons and the United States Marshals Service utilize our services), legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including, but not limited to, the continued utilization of our correctional and detention facilities by the federal government, and

Fourth Quarter and Full Year 2021 Financial Results

the impact of any changes to immigration reform and sentencing laws (our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention); (ii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity and effects of inmate disturbances; (iii) changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize available beds; (iv) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (v) fluctuations in our operating results because of, among other things, changes in occupancy levels; competition; contract renegotiations or terminations; inflation and other increases in costs of operations, including a continuing rise in labor costs; fluctuations in interest rates and risks of operations; (vi) the duration of the federal government’s denial of entry at the United States southern border to asylum-seekers and anyone crossing the southern border without proper documentation or authority in an effort to contain the spread of COVID-19; (vii) government and staff responses to staff or residents testing positive for COVID-19 within public and private correctional, detention and reentry facilities, including the facilities we operate; (viii) restrictions associated with COVID-19 that disrupt the criminal justice system, along with government policies on prosecutions and newly ordered legal restrictions that affect the number of people placed in correctional, detention, and reentry facilities, including those associated with a resurgence of COVID-19; (ix) whether revoking our REIT election, effective January 1, 2021, and our revised capital allocation strategy can be implemented in a cost effective manner that provides the expected benefits, including facilitating our planned debt reduction initiative and planned return of capital to shareholders; (x) our ability to successfully identify and consummate future development and acquisition opportunities and realize projected returns resulting therefrom; (xi) our ability, following our revocation of our REIT election, to identify and initiate service opportunities that were unavailable under the REIT structure; (xii) our ability to have met and maintained qualification for taxation as a REIT for the years we elected REIT status; and (xiii) the availability of debt and equity financing on terms that are favorable to us, or at all. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

CoreCivic takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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Fourth Quarter and Full Year 2021 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

ASSETS	December 31, 2021	December 31, 2020
Cash and cash equivalents	$299,645	$113,219
Restricted cash	11,062	23,549
Accounts receivable, net of credit loss reserve of $7,931 and $6,103, respectively	282,809	267,705
Prepaid expenses and other current assets	26,872	33,243
Assets held for sale	6,996	279,406

Total current assets	627,384	717,122
Real estate and related assets:
Property and equipment, net of accumulated depreciation of $1,657,709 and $1,559,388, respectively	2,283,256	2,350,272
Other real estate assets	218,915	228,243
Goodwill	4,844	5,902
Non-current deferred tax assets	—	11,113
Other assets	364,539	396,663

Total assets	$3,498,938	$3,709,315

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$305,592	$274,318
Current portion of long-term debt	35,376	39,087

Total current liabilities	340,968	313,405
Long-term debt, net	1,492,046	1,747,664
Deferred revenue	27,551	18,336
Non-current deferred tax liabilities	88,157	—
Other liabilities	177,748	216,468

Total liabilities	2,126,470	2,295,873

Commitments and contingencies
Preferred stock – $0.01 par value; 50,000 shares authorized; none issued and outstanding at December 31, 2021 and 2020, respectively	—	—
Common stock – $0.01 par value; 300,000 shares authorized; 120,285 and 119,638 shares issued and outstanding at December 31, 2021 and 2020, respectively	1,203	1,196
Additional paid-in capital	1,869,955	1,835,494
Accumulated deficit	(498,690)	(446,519)

Total stockholders’ equity	1,372,468	1,390,171
Non-controlling interest – operating partnership	—	23,271

Total equity	1,372,468	1,413,442

Total liabilities and stockholders’ equity	$3,498,938	$3,709,315

Fourth Quarter and Full Year 2021 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
REVENUES:
Safety	$432,785	$424,318	$1,693,968	$1,706,232
Community	25,313	25,320	99,435	105,990
Properties	14,007	23,802	68,934	93,098
Other	28	37	279	165

	472,133	473,477	1,862,616	1,905,485
EXPENSES:
Operating
Safety	309,948	315,127	1,236,938	1,288,938
Community	20,059	21,158	81,610	88,903
Properties	2,832	6,857	18,155	28,128
Other	80	65	362	407

Total operating expenses	332,919	343,207	1,337,065	1,406,376
General and administrative	38,412	27,031	135,770	124,338
Depreciation and amortization	33,951	36,425	134,738	150,861
Contingent consideration for acquisition of businesses	—	—	—	620
Shareholder litigation expense	—	—	54,295	—
Asset impairments	2,027	47,570	11,378	60,628

	407,309	454,233	1,673,246	1,742,823
OTHER INCOME (EXPENSE):
Interest expense, net	(23,239)	(19,572)	(85,542)	(83,299)
Expenses associated with debt repayments and refinancing transactions	(4,112)	(7,141)	(56,279)	(7,141)
Gain (loss) on sale of real estate assets, net	—	(17,943)	38,766	(13,023)
Other income (expense)	(105)	(188)	(212)	525

INCOME (LOSS) BEFORE INCOME TAXES	37,368	(25,600)	86,103	59,724
Income tax expense	(9,331)	(1,203)	(137,999)	(4,386)

NET INCOME (LOSS)	28,037	(26,803)	(51,896)	55,338
Net income attributable to non-controlling interest	—	—	—	(1,181)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$28,037	$(26,803)	$(51,896)	$54,157

BASIC EARNINGS (LOSS) PER SHARE	$0.23	$(0.22)	$(0.43)	$0.45

DILUTED EARNINGS (LOSS) PER SHARE	$0.23	$(0.22)	$(0.43)	$0.45

Fourth Quarter and Full Year 2021 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Net income (loss) attributable to common stockholders	$28,037	$(26,803)	$(51,896)	$54,157
Non-controlling interest	—	—	—	1,181

Diluted net income (loss) attributable to common stockholders	$28,037	$(26,803)	$(51,896)	$55,338
Special items:
Expenses associated with debt repayments and refinancing transactions	4,112	7,141	56,279	7,141
Expenses associated with mergers and acquisitions	—	—	—	338
Expenses associated with COVID-19	—	2,792	2,434	13,777
Expenses associated with changes in corporate tax structure	—	195	—	5,240
Income taxes associated with change in corporate tax structure and other special tax items	—	—	114,249	3,085
Contingent consideration for acquisition of businesses	—	—	—	620
Loss (gain) on sale of real estate assets, net	—	17,943	(38,766)	13,023
Shareholder litigation expense	—	—	54,295	—
Asset impairments	2,027	47,570	11,378	60,628
Income tax expense (benefit) for special items	(1,533)	—	(21,227)	532

Adjusted net income	$32,643	$48,838	$126,746	$159,722

Weighted average common shares outstanding – basic	120,285	119,636	120,192	119,559
Effect of dilutive securities:
Restricted stock-based awards	933	56	531	28
Non-controlling interest – operating partnership units	—	1,342	952	1,342

Weighted average shares and assumed conversions - diluted	121,218	121,034	121,675	120,929

Adjusted Earnings Per Diluted Share	$0.27	$0.40	$1.04	$1.32

Fourth Quarter and Full Year 2021 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$28,037	$(26,803)	$(51,896)	$55,338
Depreciation and amortization of real estate assets	25,176	27,447	98,738	112,046
Impairment of real estate assets	2,027	4,225	3,335	14,380
Loss (gain) on sale of real estate assets, net	—	17,943	(38,766)	13,023
Income tax expense for special items	(506)	—	8,785	532

Funds From Operations	$54,734	$22,812	$20,196	$195,319
Expenses associated with debt repayments and refinancing transactions	4,112	7,141	56,279	7,141
Expenses associated with mergers and acquisitions	—	—	—	338
Contingent consideration for acquisition of businesses	—	—	—	620
Expenses associated with COVID-19	—	2,792	2,434	13,777
Expenses associated with changes in corporate tax structure	—	195	—	5,240
Income taxes associated with change in corporate tax structure and other special tax items	—	—	114,249	3,085
Shareholder litigation expense	—	—	54,295	—
Goodwill and other impairments	—	43,345	8,043	46,248
Income tax benefit for special items	(1,027)	—	(30,012)	—

Normalized Funds From Operations	$57,819	$76,285	$225,484	$271,768

Funds From Operations Per Diluted Share	$0.45	$0.19	$0.17	$1.62

Normalized Funds From Operations Per Diluted Share	$0.48	$0.63	$1.85	$2.25

Fourth Quarter and Full Year 2021 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$28,037	$(26,803)	$(51,896)	$55,338
Interest expense	25,700	22,216	95,565	93,453
Depreciation and amortization	33,951	36,425	134,738	150,861
Income tax expense	9,331	1,203	137,999	4,386

EBITDA	$97,019	$33,041	$316,406	$304,038
Expenses associated with debt repayments and refinancing transactions	4,112	7,141	56,279	7,141
Expenses associated with mergers and acquisitions	—	—	—	338
Expenses associated with COVID-19	—	2,792	2,434	13,777
Expenses associated with changes in corporate tax structure	—	195	—	5,240
Contingent consideration for acquisition of businesses	—	—	—	620
Loss (gain) on sale of real estate assets, net	—	17,943	(38,766)	13,023
Shareholder litigation expense	—	—	54,295	—
Asset impairments	2,027	47,570	11,378	60,628

Adjusted EBITDA	$103,158	$108,682	$402,026	$404,805

GUIDANCE — CALCULATION OF FUNDS FROM OPERATIONS & EBITDA

	For the Year Ending December 31, 2022
	Low End of Guidance	High End of Guidance
Net income	$85,500	$102,750
Depreciation and amortization of real estate assets	98,500	99,000

Funds From Operations	$184,000	$201,750

Diluted EPS	$0.72	$0.86

FFO per diluted share	$1.55	$1.70

Net income	$85,500	$102,750
Interest expense	97,500	96,500
Depreciation and amortization	134,750	134,750
Income tax expense	37,000	36,000

EBITDA	$354,750	$370,000

Fourth Quarter and Full Year 2021 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. The Company believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its properties and their management teams. The Company believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management. FFO, in particular, is a widely accepted non-GAAP supplemental measure of performance of real estate companies, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis. EBITDA, Adjusted EBITDA, and Normalized FFO are useful as supplemental measures of performance of the Company’s properties because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. The Company may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary or ordinary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. The Company calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt repayments and refinancing transactions, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and, where appropriate, their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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